UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

___________

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

(Date of earliest event reported):  August 23, 2010

Tanger Factory Outlet Centers, Inc.
Tanger Properties Limited Partnership
(Exact Name of Registrant as Specified in Charter)

North Carolina	1-11986	56-1815473
North Carolina	33-03526-01	56-1822494
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3200 Northline Avenue, Suite 360 Greensboro, NC 27408
(Address of Principal Executive Offices, including Zip Code)
3200 Northline Avenue, Suite 360 Greensboro, NC 27408
(Address of Principal Executive Offices, including Zip Code)

Registrant's telephone number, including area code: (336) 292-3010

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Appointment of Thomas E. McDonough as Executive Vice President of Operations

On August 23, 2010, Tanger Factory Outlet Centers, Inc. (the "Company") announced the appointment of Thomas E. McDonough as Executive Vice President of Operations effective immediately.  Mr. McDonough, 52, will be responsible for overseeing the Company's development, leasing, operations and marketing functions.

Prior to joining Tanger, Mr. McDonough was the Co-Founder and Principal of MHF Real Estate Group, a real estate asset management firm, from September 2009 to August 2010. Prior to forming MHF, Mr. McDonough served as Chief Investment Officer and was a member of the Investment Committee at Equity One, Inc., a New York Stock Exchange-listed real estate investment trust ("REIT"), from July 2007 to April 2009. Prior to joining Equity One, from April 2006 to July 2007, Mr. McDonough was a partner at Kahl & Goveia, a real estate development, acquisition and management company based in Laguna Beach, CA. Prior to joining Kahl & Goveia, from February 1997 to April 2006, Mr. McDonough was employed by Regency Centers Corp. and its predecessor, Pacific Retail Trust. He served as the national director of acquisitions and dispositions for Regency Centers, a publicly traded REIT that owns approximately 400 shopping centers in major markets located throughout the United States. Prior to assuming his national role at Regency Centers, McDonough developed and acquired shopping centers for Regency Centers and its predecessor Pacific Retail Trust, in its Pacific, Mid-Atlantic, and New England regions. At Regency, he also evaluated strategic initiatives, including international opportunities, and served on the company's Capital Allocation Committee. Previously, from July 1984 to January 1997, Mr. McDonough served in various capacities, including partner and principal, with Trammell Crow Company.

McDonough received his B.S. degree in Mechanical Engineering from Stanford University and his M.B.A. degree from Harvard Business School.

The Company, through its Operating Partnership, Tanger Properties Limited Partnership, and Mr. McDonough have entered into an employment agreement effective August 23, 2010 (the "Commencement Date") and expiring on December 31, 2013. Mr. McDonough's contract will be automatically extended for one additional year at the end of the initial term and for each year thereafter, unless either party gives written notice to the other party within 180 days prior to the end of the initial term or extended term that the contract term will not be automatically extended.

Pursuant to the terms of the agreement, Mr. McDonough will be paid an initial annual base salary of $350,000. Thereafter, beginning January 1, 2011, Mr. McDonough's annual base salary will be an amount agreed upon by him and the Operating Partnership, but may not be less than $350,000. Mr. McDonough will be eligible to receive an annual incentive bonus under the Company's Amended and Restated Incentive Award Plan (the "Plan") based on performance criteria approved by the Company's Compensation Committee. Such awards may be in cash and/or in the form of equity-based compensation. However, during the initial short year beginning August 23, 2010 and ending December 31, 2010, Mr. McDonough will receive the greater of (1) $54,000 or (2) 36% of the bonus he would have received, had he been employed for the entire calendar year, based on achievement of the performance criteria approved for calendar year 2010 and based on Threshold, Target and Maximum percentages of salary of 40%, 50% and 60%, respectively.

Effective upon the commencement of Mr. McDonough's employment, the Company will grant to him five thousand (5,000) restricted shares of the Company's common shares under the Company's Plan. The restricted shares will vest at the rate of twenty percent (20%) per year with the first shares vesting on August 23, 2011 and an additional twenty percent (20%) vesting on each anniversary of the Commencement Date thereafter until the restricted shares are fully vested.

Mr. McDonough will also receive moving expenses and a housing allowance to facilitate his transition to the Company.

If Mr. McDonough's employment is terminated by reason of death or disability, he or his estate will receive as additional compensation a lump sum payment in an amount equal to his annual base salary and a pro rata portion of the annual bonus earned for the contract year in which the termination occurs. Further, if Mr. McDonough's employment is terminated by us without Cause, or by Mr. McDonough for Good Reason, as those terms are defined in the agreement, Mr. McDonough will receive a severance payment in an amount equal to 300% of the sum of (a) his annual base salary for the then-current contract year and (b) the average annual bonus for the preceding three years, including any equity-based awards, to be paid monthly or bi-weekly over the succeeding 36 months subject to the limitations required to comply with Section 409A of the Internal Revenue Code.

During the term of Mr. McDonough's employment, and for a period of one year thereafter if Mr. McDonough's employment is terminated by us for Cause or by Mr. McDonough without Good Reason (three years if he receives the 300% severance payment described above), Mr. McDonough is prohibited from engaging directly or indirectly in any aspect of the outlet business within a radius of 50 miles of any outlet center owned or operated by us.

This description of Mr. McDonough's employment agreement is qualified in its entirety by reference to the full text of such agreement, which is attached hereto as Exhibit 10.1 and incorporated herein by reference.

Item 7.01	Regulation FD

A copy of the press release announcing the above appointment is furnished as exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits

The following exhibits are included with this Report:

Exhibit 10.1	Employment agreement for Thomas E. McDonough as of August 23, 2010.

Exhibit 99.1	Press release announcing Thomas E. McDonough's appointment as an Executive Vice President of Tanger Factory Outlet Centers Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrants have duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  August 23, 2010

TANGER FACTORY OUTLET CENTERS, INC.

By:	/s/ Frank C. Marchisello, Jr.
Frank C. Marchisello, Jr.
Executive Vice President, Chief Financial Officer and Secretary

TANGER PROPERTIES LIMITED PARTNERSHIP

By:	TANGER GP TRUST, sole general partner

By:	/s/ Frank C. Marchisello Jr.
Frank C. Marchisello, Jr.
Vice President, Treasurer and Assistant Secretary

EXHIBIT INDEX

Exhibit No.

Exhibit 10.1	Employment agreement for Thomas E. McDonough as of August 23, 2010.

Exhibit 99.1	Press release announcing Thomas E. McDonough's appointment as an Executive Vice President of Tanger Factory Outlet Centers Inc.